Exhibit 10.1
CENTENE CORPORATION
2012 Stock Incentive Plan, As Amended

1.    Purpose

The purpose of this 2012 Stock Incentive Plan (the “Plan”) of Centene Corporation, a Delaware corporation (the “Company”), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company, by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.    Eligibility

All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, restricted stock units, stock appreciation rights and any other stock based awards (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant.”

3.       Administration and Delegation

(a)
Administration by Compensation Committee of the Board of Directors. The Plan will be administered by the Compensation Committee of the Board. The Compensation Committee shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable, provided that awards to a director may only be recommended by a committee comprised solely of independent directors.  Awards made to the CEO must be approved by a majority of independent directors of the Board. The Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Compensation Committee shall be made in the Compensation Committee's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Compensation Committee shall be liable for any action or determination relating to or under the Plan made in good faith.

(b)
Appointment of Committees. To the extent permitted by applicable law, the Compensation Committee may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Compensation Committee” shall mean the Compensation Committee or a subcommittee or the executive officers referred to in Section 3(c) to the extent that the Compensation Committee's powers or authority under the Plan have been delegated to such Committee or executive officers.

(c)
Delegation to Executive Officers. To the extent permitted by applicable law, the Compensation Committee may delegate to one or more executive officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Compensation Committee may determine, provided that the Compensation Committee shall fix the terms of the Awards to be granted by such executive officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the executive officers may grant; provided further, however, that no executive officer shall be authorized to grant Awards to any “executive officer” of the Company, as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.      Stock Available for Awards

(a)
Number of Shares. Subject to adjustment under Section 7, Awards may be made under the Plan for up to 5,148,503 shares of common stock, $.001 par value per share, of the Company (“Common Stock”) (consisting of (i) 2,300,000 shares of Common Stock initially allocated, (ii) 920,541 shares of Common Stock available for grant under the 2003

Stock Incentive Plan that were previously cancelled and converted to shares available under the 2012 Stock Incentive Plan, (iii) 177,962 shares of Common Stock that were previously subject to an outstanding award under our 2003 Stock Incentive Plan that were cancelled, terminated, expired, or lapsed, and (iv) 1,750,000 shares of Common Stock being approved in connection with this amendment). In addition, shares that are subject to an outstanding award under our 2003 Stock Incentive Plan that in the future are cancelled, terminated, expire, or lapse shall be added to and become available under the 2012 Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. For purposes of counting the number of shares available for the grant of Awards under the Plan,

(1)
shares of Common Stock covered by SARs (as hereinafter defined) shall be counted against the number of shares available for the grant of Awards under the Plan; provided that independent SARs (as hereinafter defined) that may be settled in cash only shall not be so counted;

(2)
if any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price or for a nominal amount pursuant to a contractual repurchase right) , the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code;

(3)
shares of Common Stock tendered to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards under the Plan; and

(4)
shares subject to awards granted under the Plan through the settlement, assumption or substitution of outstanding awards, or through obligations to grant future awards, as a condition of the Company acquiring another entity (“Acquisition Awards”) shall not be counted against the number of shares available for the grant of Awards under the Plan.

(b)	Sub-limits. Subject to adjustment under Section 8, the following sub-limits on the number of shares subject to Awards shall apply:

(1)
Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards, including options and stock appreciation rights, may be granted to any Participant under the Plan shall be 500,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto (“Section 162(m)”).

5.      Stock Options

(a)
General. The Compensation Committee may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b)
Incentive Stock Options. An Option that the Compensation Committee intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Centene Corporation, any of Centene Corporation's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option.

(c)
Exercise Price. The Compensation Committee shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement, provided, however, that the exercise price shall be not less than 100% of the fair market value of the Common Stock, as determined by the Compensation Committee, at the time the Option is granted.

(d)
Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Compensation Committee may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

(e)
Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Compensation Committee together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f)	Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)	in cash or by check, payable to the order of the Company;

(2)
except as the Compensation Committee may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)
when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Compensation Committee (“Fair Market Value”), provided such method of payment is then permitted under applicable law;

(4)
such other lawful consideration as the Compensation Committee may determine in its sole discretion, provided that (i) at least an amount equal to the par value of the Common Stock being purchased shall be paid in cash and (ii) no such consideration shall consist in whole or in part of a promissory note or other evidence of indebtedness; or

(5)	by any combination of the above permitted forms of payment.

(g)
Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Compensation Committee may grant Options in substitution for any options or other stock or stock-based Awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Compensation Committee deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

6.	Restricted Stock; Restricted Stock Units; Other Stock Based Awards

(a)
Grants. The Compensation Committee may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares or repurchase of such shares for a nominal amount if issued at no cost) from the recipient in the event that conditions specified by the Compensation Committee in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Compensation Committee for such Award. Instead of granting Awards for Restricted Stock, the Compensation Committee may grant Awards entitling the recipient to receive shares of Common Stock to be delivered in the future (“Restricted Stock Units”) subject to such terms and conditions on the delivery of the shares of Common Stock as the Compensation Committee shall determine (each Award for Restricted Stock or Restricted Stock Units, a “Restricted Stock Award”). The Compensation Committee may also permit an exchange of unvested shares of Common Stock that have already been delivered to a Participant for an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Compensation Committee shall specify.  In addition, the Compensation Committee may issue an Award that has a value based on the value of shares, including but not limited to grants of stock and grants of rights to receive stock in the future (“Other Stock Based Awards”).

(b)	Terms and Conditions.

(1)
The Compensation Committee shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.  The Compensation Committee shall also determine the terms and conditions of any Other Stock Based Awards.  The Compensation Committee may issue an Other Stock Based Award which includes, but is not limited to, the right to receive upon grant fully vested shares of stock.

(2)
If the Compensation Committee determines to grant any Restricted Stock Awards designed to satisfy the requirements of Section 162(m)(4)(C) of the Code with respect to remuneration payable to a covered employee as defined in Section 162(m)(3) of the Code (“Covered Employee”) solely on account of one or more performance goals (“Performance Goals”) to be achieved during a performance period (“Performance Period”), the following requirements shall apply:

(A)
(i)    The Performance Goals upon which the payment or vesting of an Award to a Covered Employee pursuant to this Section 6(b)(2) shall be limited to the following performance measures (“Performance Measures”):

(a)	net earnings or net income (before or after taxes),

(b)	earnings per share,

(c)	net sales or revenue growth,

(d)	net operating profit (before and after taxes),

(e)	return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue),

(f)	cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment),

(g)	earnings before or after taxes, interest, depreciation, and/or amortization,

(h)	gross or operating margins,

(i)	productivity ratios,

(j)	share price (including, but not limited to, growth measures and total shareholder return),

(k)	expense targets,

(l)	margins,

(m)	operating efficiency,

(n)	market share,

(o)	customer satisfaction,

(p)	working capital targets, and

(q)	economic value added (net operating profit after tax minus (the sum of capital multiplied by the cost of capital)).

(ii)	As the Compensation Committee may deem appropriate:

(a)	any of the foregoing Performance Measure(s) may be used to measure the performance of the Company, a subsidiary, and/or affiliate of the Company as a whole or any business unit of the Company, subsidiary, and/or affiliate or any combination thereof during the Performance Period;

(b)
any of the foregoing Performance Measures may be used to compare the performance of the Company, a subsidiary and/or affiliate of the Company as a whole or any business unit of the Company, subsidiary and/or affiliate to the performance of a group of comparator companies, or published or special index that the Compensation Committee, in its sole discretion, deems appropriate; and

(c)	the Compensation Committee may select Performance Measure (j) above as compared to various stock market indices.

(iii)	The Compensation Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period:

(a)	asset write-downs,

(b)	litigation or claim judgments or settlements,

(c)	the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results,

(d)	any reorganization and restructuring programs,

(e)
extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year,

(f)	acquisitions or divestitures, and

(g)	foreign exchange gains and losses.

Such inclusions or exclusions shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

(B)	The Performance Period for any Award pursuant to this Section 6(b)(2) shall not be less than one taxable year of the Company.

(C)	The maximum number of shares the Compensation Committee may grant to a Covered Employee during a taxable year of the Company pursuant to this Section 6(b)(2) shall be 500,000 shares.

(D)
The Performance Goals for any Award pursuant to this Section 6(b)(2) shall be memorialized in writing and furnished to affected Covered Employees not later than 90 days after the beginning of the Performance Period to which they apply.

(E)	The Compensation Committee shall certify in writing the accomplishment of the Performance Goals related to an Award before the Award can become unconditional.

(F)
Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Compensation Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Compensation Committee determines.

(G)
In the event that applicable tax and/or securities laws change to permit Compensation Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Compensation Committee shall have sole discretion to make such changes without obtaining shareholder approval, provided the exercise of such discretion does not violate Code Section 409A. In addition, in the event that the Compensation Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Compensation Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in this Section 6(b)(2).

(H)	Dividends shall not be paid on any unvested shares or units.

(I)
This Section 6(b)(2) is designed to comply with the requirements of Section 162(m)(4)(C) of the Code and regulations issued thereunder and all provisions of this Section 6(b)(2) shall be applied consistent therewith.

(c)
Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award, if applicable, shall be registered in the name of the Participant and, unless otherwise determined by the Compensation Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Compensation Committee, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.      Stock Appreciation Rights

(a)
General. A Stock Appreciation Right (“SAR”) is an Award entitling the holder, upon exercise, to receive an amount in Common Stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. The date as of which such appreciation or other measure is determined shall be the exercise date.

(b)
Grants. SARs may be granted in tandem with, or independently of, Options granted under the Plan. The Compensation Committee shall establish the exercise price at the time each SAR is granted and specify it in the applicable SAR agreement, provided, however, that the exercise price shall be not less than 100% of the fair market value of the Common Stock, as determined by the Compensation Committee, at the time the SAR is granted.

(1)
Tandem Awards. When SARs are expressly granted in tandem with Options, (i) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Compensation Committee in connection with a Change in Control) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Compensation Committee in connection with a Change in Control and except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option.

(2)
Independent SARs. A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Compensation Committee may specify in the SAR Award.

(c)
Exercise. SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Compensation Committee, together with any other documents required by the Compensation Committee.

8.       Adjustments for Changes in Common Stock and Certain Other Events

(a)
Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under the Plan, (ii) the per-Participant limit set forth in Section 4(b), and (iii) in the number and class of and/or price of shares of Common Stock subject to outstanding Awards granted under the Plan, and (iv) the repurchase price per share subject to each outstanding Restricted Stock Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Compensation Committee shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate.

(b)
Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Compensation Committee shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Compensation Committee may specify the effect of a liquidation or dissolution on any Restricted Stock Award granted under the Plan at the time of the grant.

9.      General Provisions Applicable to Awards

(a)
Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided that the Compensation Committee may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or family partnership established solely for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a registration statement on Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended, and provided further that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)
Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Compensation Committee shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)
Compensation Committee Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Compensation Committee need not treat Participants uniformly.

(d)
Termination of Status. The Compensation Committee shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e)
Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Compensation Committee for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Compensation Committee may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f)
Amendment of Award. The Compensation Committee may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefore another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Compensation Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant, and would not cause adverse tax consequences to the Participant under Section 409A of the Code.

(g)
Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)
Vesting of Awards. No more than 10% of the total time vested Awards granted, other than a director Award or an Acquisition Award, granted under the Plan to any employee of the Company may vest or become exercisable in increments greater than one-third of the total Award in any period of twelve consecutive months following the date of grant.

(i)
Repricing of Awards. Unless such action is approved by the Company's stockholders and does not cause an Award to become subject to Section 409A of the Code: (1) no outstanding Award granted under the Plan may be amended to provide for an exercise price per share that is less than the then-existing exercise price per share of such outstanding Award (other than adjustments pursuant to Section 8), (2) the Compensation Committee may not cancel any outstanding Award (whether or not granted under the Plan) and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share less than the then-existing exercise price per share of the cancelled Award, and (3) the Compensation Committee may not repurchase any outstanding Award granted under the Plan at a price greater than the current fair market value of the existing award.  The terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel, exchange, substitute, buyout or surrender outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

(j)	Change in Control. Upon the occurrence of a Change in Control:

(1)	Any and all Options and SARs granted hereunder shall become immediately exercisable.

(2)	Any and all Restricted Stock Awards granted hereunder that are not vested at the time of the occurrence of such Change in Control event shall vest and any restrictions shall lapse.

(3)
Notwithstanding the foregoing, in the event of a Change in Control under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Change in Control (the “Acquisition Price”), then the Compensation Committee may instead provide that all outstanding Options shall terminate upon consummation of such Change in Control and that each Participant shall receive, in exchange therefore, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options and (ii) each Participant awarded any other Award which is denominated in shares of Common Stock (as set forth in the applicable Award agreement) shall be paid in cash as determined by the Board in its sole discretion to be consistent with the treatment of Options; provided, that no duplicative payments shall be made with respect to the SARs issued in tandem with Options.

For purposes of the foregoing, a “Change in Control” shall be deemed to have occurred if any of the events set forth in any one of the following clauses shall occur:(i) any Person (as defined in section 3(a)(9) of the Exchange Act, and as such term is modified in sections 13(d) and 14(d) of the Exchange Act), excluding a group of persons including the Participant, is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities representing forty percent or more of the combined voting power of the Company's then outstanding securities; (ii) individuals who, as of the effective date of the Plan, constitute the Board of Directors of the Company (the “Incumbent Board”), cease for any reason to constitute a majority thereof (provided, however, that an individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's stockholders, was approved by at least a majority of the directors then comprising the Incumbent Board shall be included within the definition of Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual election contest (or such terms used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Company); or (iii) the stockholders of the Company consummate a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

10.      Miscellaneous

(a)
No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)
No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c)
Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Compensation Committee, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m), including the vote required under Section 162(m). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Compensation Committee or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

(d)
Amendment of Plan. The Compensation Committee may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (i) any “material revision” to the Plan (as defined in the New York Stock Exchange Listed Company Manual) must be approved by the Company's stockholders prior to such revision becoming effective and (ii) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders if required by Section 162(m), including the vote required under Section 162(m).

(e)
Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.